EXHIBIT 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600

Main Fax +1 312 701 7711

www.mayerbrown.com

January 29, 2015

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

One Nissan Way

Franklin, Tennessee 37067

Re:	Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

Registration Statement on Form S-3

Registration No. 333-182980

Ladies and Gentlemen:

We have acted as special counsel to Nissan Wholesale Receivables Corporation II (the “Company”), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) and the offering of the Nissan Master Owner Trust Receivables Series 2015-A Notes (the “Notes”) described in the final prospectus supplement dated January 28, 2015 and the base prospectus dated January 26, 2015 (collectively, the “Prospectus”), which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuing Entity”) formed by the Company pursuant to the trust agreement, dated as of May 13, 2003, as amended and restated by the Amended and Restated Trust Agreement, dated as of July 24, 2003, and as further amended and restated as of October 15, 2003, by and between the Company and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (as amended, “Trust Agreement”). The Notes will be issued pursuant to the Indenture, dated as of October 15, 2003, between the Issuing Entity and U.S. Bank National Association, as indenture trustee, as amended, and as further supplemented by an indenture supplement (the “Indenture Supplement”) between the Issuing Entity and the Indenture Trustee (as defined in the Indenture Supplement). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Prospectus.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

January 29, 2015

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Depositor, Nissan Motor Acceptance Corporation (“NMAC”) and the Issuing Entity, the Prospectus, the Indenture, the current drafts of the underwriting agreement between the Issuing Entity and the Underwriters and the Indenture Supplement, the form of Notes included as an exhibit to the Indenture Supplement, and such other records, documents and certificates of the Depositor, NMAC, the Issuing Entity and public officials and other instruments as we have deemed necessary for the purpose of this opinion.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Issuing Entity and authenticated by the Indenture Trustee and sold by the Issuing Entity and (c) payment of the agreed consideration for the Notes shall have been received by the Issuing Entity, all in accordance with the terms and conditions of the Indenture Supplement and the Underwriting Agreement and in the manner described in the Prospectus, such Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the Indenture Supplement and the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including without limitation, concepts of specific performance or injunctive relief, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware.

MAYER BROWN LLP

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP